Exhibit 99.1

MICT, Inc. Welcomes Robert Benton to Its Board of Directors; John Scott to Assume Role of Non-Executive Deputy Chairman

MONTVALE, N.J., April 16, 2021 -- MICT, Inc. (Nasdaq: MICT), (the "Company"), today announced that it has appointed seasoned financial executive Robert Benton to MICT’s Board of Directors, replacing Jeff Bialos, who resigned from the Company’s board of directors, effective April 12, 2021. In addition, current board member, John Scott will assume the role of non-executive deputy chairman of the Company’s board of directors.

“We welcome Robert to our board of directors and look forward to his counsel as MICT continues to evolve into a global fintech company. Robert brings a wealth of experience from various prominent roles, including Clarksons, a FTSE 250 Company, where he was Chairman of the Board,” said Darren Mercer, MICT’s Chief Executive Officer. “In addition, Robert has held senior level management roles at various investment banks, including leadings banks such as Canaccord Adams, ABN AMRO and HSBC James Capel, which will prove invaluable to MICT as we continue to develop our Fintech business.”

Mr. Mercer continued, “Concurrently, I would like to thank Jeff Bialos on behalf of MICT for his years of contribution and commitment to the Company. He has been an integral part of the Company’s switch to Fintech. We wish Jeff the very best in his future endeavors.”

Jeff Bialos commented, “I am grateful for the opportunity to have served as a member of MICT’s board of directors. I look forward to monitoring the Company’s success as I focus my time on other endeavors.”

John Scott, assuming the role as Non-Executive Deputy Chairman, has been on the Board of MICT since November 2019. Mr. Mercer commented, “John has been a valuable asset to the board since he joined us 18 months ago. His strong finance background with over 50 years of experience at various brokerage firms will continue to help guide MICT as we continue to ramp our Fintech business.”

About MICT, Inc.

MICT, Inc. (NasdaqCM: MICT) operates through its subsidiaries, GFH Intermediate Holdings Ltd ("GFHI") and its various fully owned subsidiaries or VIE structures. And Micronet Ltd. ("Micronet"). GFHI's versatile proprietary trading technology platform is designed to serve a large number of high growth sectors in the global fintech space. Primary areas of focus include online brokerage for equities trading and sales of insurance products in several high-growth foreign markets including Asia where GFH owns a substantial propriety database of users. Micronet operates in the growing telematics and commercial Mobile Resource Management (MRM) market, mainly in the United States and Europe. Micronet designs, develops, manufactures and sells mobile computing solutions that provide fleet operators and field workforces with computing solutions in challenging work environments.

Forward-looking Statement

This press release contains express or implied forward-looking statements within the Private Securities Litigation Reform Act of 1995 and other U.S. Federal securities laws. These forward-looking statements include, but are not limited to, our expectations about receiving orders for our products in the future, statements regarding our business and operations, statements regarding SmartCam, our expectations regarding the global logistics and transportation telematics industry growth, and the belief that a majority stake in Micronet will leverage our global platform to grow the telematics business. Such forward-looking statements and their implications involve known and unknown risks, uncertainties and other factors that may cause actual results or performance to differ materially from those projected. The forward-looking statements contained in this press release are subject to other risks and uncertainties, including those discussed in the "Risk Factors" section and elsewhere in the Company's annual report on Form 10-K for the year ended December 31, 2019 and in subsequent filings with the Securities and Exchange Commission. Except as otherwise required by law, the Company is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contact information:

Tel: (201) 225-0190

info@mict-inc.com